AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement (as amended, restated, supplemented and/or otherwise modified from time to time, this “Agreement”) is dated as of August 4, 2016 (the “Effective Date”) between the lenders executing this Agreement and listed on Schedule A attached hereto as amended from time to time (the “Lenders”), JBI, Inc., a corporation organized under the laws of the State of Nevada (the “Debtor”), Plastic2Oil of NY #1, LLC, a limited liability company organized under the laws of the State of New York (“P2O#1”) and JBI RE #1, Inc., a corporation organized under the laws of the State of New York (“RE#1”, and collectively with P2O#1 and the Debtor the “Grantors”), and Christiana Trust, a division of WSFS Bank, as collateral agent for the Lenders (the “Collateral Agent”). This Agreement amends and restates that certain Security Agreement, dated August 29, 2013, by and between the Lenders named therein, the Grantors and the Collateral Agent (the “Original Agreement”). The Lender parties to the Original Agreement are sometimes referred to herein as the “Original Lenders” and the Lender parties hereto thatwere not parties to the Original Agreement are sometimes referred to herein as the “New Lenders.”

1. Grant of Security. The Grantors, to secure the Secured Obligations (as defined below), pursuant to the Code (each term used in this granting paragraph that is defined in the Code shall have the meaning specified in the Code), each hereby collaterally assigns, pledges and grants to the Collateral Agent, for itself and as agent for the ratable interest of the Lenders, a continuing security interest, in all of each Grantor’s right, title and interest in and to the following property of such Grantor, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”;

(a) all accounts, as extracted collateral, chattel paper, deposit accounts, securities accounts and commodity accounts, documents, equipment, general intangibles, instruments, inventory, investment property and any supporting obligations related thereto;

(b) the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Collateral Agent;

(c) all books and records pertaining to the other property described in this Section 1;

(d) (A) the Equity Interests owned by such Grantor on the date hereof (including, but not limited to, those listed on Schedule 1) and any other Equity Interests obtained in the future by and any certificates representing all such Equity Interests (collectively, the “Pledged Stock”); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding voting Equity Interests in any “first tier” Foreign Subsidiary directly owned by such Grantor, or (ii) any issued and outstanding Equity Interest in any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary, (B)(i) the debt obligations owed to such Grantor on the date hereof, (ii) any debt securities in the future issued to such Grantor, and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt securities; (C) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (A) and (B) above; (D) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (A), (B) and (C) above; and (E) all proceeds of any of the foregoing;

(e) all machinery, apparatus, equipment, motor vehicles, fittings, fixtures and other tangible personal property of every kind and description, together with all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefore;

(f) all patents and patent applications, tradenames, servicemarks, trademarks and trademark applications, trade secrets, know-how, copyrights and other intellectual property, including software license agreements with any other party (other than commercial off the shelf software), including without limitation those described on Schedule 1;

(g) all other goods and other personal property of such Grantor, whether tangible or intangible and wherever located; and

(h) to the extent not otherwise included in the foregoing, all proceeds of the foregoing.

2. Security for Obligations. This Agreement secures, and the Collateral is collateral security for (i) the prompt payment in full when due by the Debtor under the terms of those certain 12% Secured Promissory Notes due August 31, 2018 or November 30, 2019 by Debtor in favor of the Original Lenders in a private placement of $4 million aggregate principal amount, dated in August or September, 2013 or November 19, 2014 (as they may be amended, restated, supplemented, and/or otherwise modified from time to time, the “First Offering Notes”); (ii) the prompt payment in full when due by the Debtor under the terms of those certain 12% Secured Promissory Notes due August 31, 2021 by Debtor in favor of the New Lenders in a private placement of up to $1 million aggregate principal amount, each dated on or about August 2016 (as they may be amended, restated, supplemented, and/or otherwise modified from time to time, the “Second Offering Notes” and collectively with the First Offering Notes, the “Notes”); and (iii) all amounts owed to Collateral Agent hereunder including without limitation under Section 7(g) hereof (collectively, the “Secured Obligations”).

3. Rights of Collateral Agent.

(a) The Collateral Agent, at the direction of the Required Lenders, shall at all times be entitled to exercise, in respect of the Collateral, all of the rights available to a secured party under applicable law, including the Code or as in effect in any relevant jurisdiction and all legal, equitable, administrative and self-help rights and remedies. Upon the occurrence and during the continuance of an Event of Default (as defined in the Note), the Collateral Agent, at the direction of the Required Lenders, may exercise in respect of the Collateral, (i) all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral); (ii) all of the rights and remedies provided for in this Agreement; and (iii) such other rights and remedies as may be provided by law or otherwise (such rights and remedies of the Collateral Agent to be cumulative and non-exclusive).

(b) Without limiting the generality of the foregoing, the Collateral Agent may, at the direction of the Required Lenders, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Grantors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice and opportunity for a hearing on the Collateral Agent’s claim or action, may collect, receive, appropriate and realize upon any Collateral, and may sell, transfer or otherwise dispose, grant option or options to purchase and deliver any Collateral (enter into contracts to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right, to be exercised at the direction of the Required Lenders, upon any such public sale or sales, and, to the extent permitted by the Code and other applicable law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c) Following the receipt of any proceeds of Collateral by the Collateral Agent, such proceeds shall be distributed first, to the accrued but unpaid fees and expenses (to the extent outstanding and otherwise reimbursable by the Grantors hereunder) of the Collateral Agent in connection with the performance of its duties under this Agreement, including without limitation all reasonable and documented out-of-pocket expenses of retaking, holding, preparing for sale and selling the Collateral, all reasonable and documented attorneys’ fees, out-of-pocket travel and all other reasonable and documented out-of-pocket expenses which may be incurred by the Collateral Agent in realizing or attempting to realize upon the Collateral and/or to enforcing this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, in each case, until paid in full, and second, ratably among the Lenders. The Collateral Agent shall be entitled to rely upon the holdings referenced in Schedule A (or any amendments thereto which the Collateral Agent received by the date of such distribution) for purposes of making such ratable distribution.

(d) If at any time no Collateral Agent is designated under this Agreement (as a result of resignation or otherwise) or any designated Collateral Agent, after notice from the Required Lenders, fails to act in accordance with this Agreement or in accordance with the proper instructions of the Required Lenders, the Required Lenders may remove the Collateral Agent and, on behalf of all of the Lenders, directly exercise all rights granted to the Collateral Agent under this Agreement.

4. Representations and Warranties. Each Grantor represents and warrants that:

(a) this Agreement creates a valid security interest in the Collateral of Grantor;

(b) the office where it keeps its records is 20 Iroquois Street, Niagara Falls, NY 14303;

(c) the correct name and jurisdiction or organization of such Grantor is set forth in the first paragraph hereto, and such Grantor has not, during the immediately preceding five (5) years, been known under or used any other corporate name, other than “310 Holdings, Inc.” in the case of Debtor;

(d) Except for the Lien (as defined below) granted to the Collateral Agent pursuant to this Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others, other than Existing Liens. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or evidenced by certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien, other than Existing Liens.

(e) The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent in all Collateral (i) in which a security interest may be perfected by filing a financing statement under the Code with the Secretary of State of Nevada, in case of the Debtor, and (ii) in which a security interest may be perfected by filing a financing statement under the Code with the Secretary of State of New York, in case of P2O#1 and RE#1 (which financing statements have been delivered to the Collateral Agent in completed and duly authorized form).

(f) All Pledged Stock and other Equity Interest owned by such Grantor hereunder (a) is listed on Schedule 1 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on such Schedule 1 and (b) has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in respect of Equity Interests in limited liability companies and partnerships).

(g) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, at the direction of the Required Lenders, shall be entitled to exercise all of the rights of such Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of the applicable Equity Interests of such Person shall become a holder of such Pledged Stock to the same extent as such Grantor in such Person and be entitled to participate in the management of such Person and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

(h) No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Collateral Agent, properly endorsed for transfer.

(i) Any intellectual property owned by such Grantor (or in which such Grantor has rights) is listed on Schedule 1.

(j) The only commercial tort claims of such Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for such Grantor.

5. Covenants of the Grantors. Each Grantor hereby covenants and agrees with the Collateral Agent that it shall (i) promptly give the Collateral Agent written notice of any change in such Grantor’s name or jurisdiction of formation; (ii) promptly give the Collateral Agent written notice of any change in such Grantor’s office where it keeps its records; (iii) preserve and maintain the lien created by this Agreement and will protect and defend its title to the Collateral of such Grantor; and (iv) maintain books and records pertaining to the Collateral of such Grantor in such detail, form and scope as the Collateral Agent may reasonably require. Not later than seven days after the Effective Date, Debtor will deliver to the Collateral Agent in suitable form for transfer all Pledged Stock consisting of instruments and Equity Interests evidenced by certificates.

6. Further Assurances. Each Grantor agrees that from time to time, it will promptly execute and deliver all further instruments and documents, and take all further action, that the Collateral Agent may reasonably request, in order to perfect, protect, evidence, renew and/or continue the security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor or otherwise effectuate the purposes and intents of this Agreement.

7. The Collateral Agent. (a) Each of the Lenders hereby designates Christiana Trust to act on behalf of the Lenders as the Collateral Agent and appoints the Collateral Agent to hold the Collateral on behalf of and for the benefit and security of the Lenders pursuant to the terms of this Agreement, and the Collateral Agent hereby accepts such designation and appointment. Each Lender authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “Collateral Agent” herein is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Notwithstanding any other provisions set forth herein, the Collateral Agent shall hold or dispose of the Collateral solely in accordance with the instructions of Lenders holding Notes the outstanding principal amount of which is greater than fifty percent (50%) of the aggregate outstanding principal amount of all the Notes, as set forth opposite each Lenders’ name on Schedule A as amended from time to time (the “Required Lenders”), which instructions the Collateral Agent shall be entitled to rely on conclusively. As to any matters not expressly provided for hereby, the enforcement or collection of any Secured Obligation or any matter requiring the Collateral Agent to exercise discretion, the Collateral Agent shall not be required to act, enforce or collect upon any such Secured Obligation or exercise any discretion, but shall only be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders; provided, however, that the Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary to this Agreement or applicable law.

(b) In acting hereunder, the Collateral Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and the Collateral Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence or willful misconduct.

(c) The Collateral Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any Person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

(d) The Collateral Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

(e) The Collateral Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Collateral Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

(f) Debtor shall pay to the Collateral Agent compensation for its services hereunder in accordance with the terms of a separate fee agreement between the Debtor and the Collateral Agent. In the event the Collateral Agent renders any extraordinary services in connection its role as Collateral Agent at the request of the parties, the Collateral Agent shall be entitled to additional compensation therefor. The terms of this paragraph shall survive termination of this Agreement.

(g) Grantors hereby agree, jointly and severally, to indemnify the Collateral Agent, its directors, officers, employees, agents, affiliates and their respective successors and assigns (collectively, the “Indemnified Parties”), and reimburse and hold the Indemnified Parties harmless from any and against all damages, claims, penalties, liabilities, losses, actions, suits, judgments, or proceedings at law or in equity, and any other expenses, fees, costs or charges of any character or nature, including, without limitation, attorney’s fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Collateral Agent under this Agreement, except to the extent the same shall be caused by the Collateral Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision (such indemnification obligations, the “Indemnification Obligations”). All Indemnification Obligations shall be due on demand. The terms of this paragraph shall survive termination of this Agreement and the resignation or removal of the Collateral Agent. If and to the extent that the obligations of a Grantor under this clause (g) are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(h) In the event the Collateral Agent receives conflicting instructions hereunder, the Collateral Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Collateral Agent.

(i) The Collateral Agent may resign as the Collateral Agent, and, upon its resignation, shall thereupon be discharged from any and all further duties and obligations under this Agreement by giving notice in writing of such resignation to Grantors and Lenders, which notice shall specify a date upon which such resignation shall take effect. Upon the resignation of the Collateral Agent, Grantors and Lenders shall, within thirty (30) business days after receiving the foregoing notice from the Collateral Agent, designate a substitute collateral agent (the “Substitute Collateral Agent”), which Substitute Collateral Agent shall, upon its designation (and acceptance of such designation) and notice of such designation to the Collateral Agent, succeed to all of the rights, duties and obligations of the Collateral Agent hereunder. In the event Grantors and Lenders shall not have delivered to the Collateral Agent a written designation of Substitute Collateral Agent within the aforementioned thirty (30) day period, together with the consent to such designation by the Substitute Collateral Agent, the Collateral Agent may (i) appoint a financial institution to act as the Substitute Collateral Agent hereunder, subject to the reasonable satisfaction of the Required Lenders and Grantors, in which case, the Collateral Agent’s resignation shall become effective upon the acceptance, in writing, of such Substitute Collateral Agent by the Required Lenders and Grantors and such Substitute Collateral Agent’s acceptance of such appointment and the documentation thereof or (ii) apply to a court of competent jurisdiction to appoint a Substitute Collateral Agent, and the costs of obtaining such appointment shall be reimbursable from Grantors and Lenders and from the Collateral. After any resigning Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent hereunder.

(j) The Collateral Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, consultants or experts selected by the Collateral Agent in good faith. Notwithstanding any other provision of this Agreement to the contrary, at any time or times, in the event that the Collateral Agent or Required Lenders shall deem it necessary or prudent in order to conform to the legal requirements of any jurisdiction in which any part of the Collateral may at such time or times be located to make any claim or bring any suit with respect to the Collateral or any Loan Document, or the Collateral Agent or Required Lenders shall be advised by counsel satisfactory to it that it is so necessary or prudent, the Collateral Agent shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, in each case, reasonably acceptable to Collateral Agent, and shall take all other action necessary or proper to constitute one or more persons, who need not meet any requirements of the Collateral Agent contained herein (and the Collateral Agent may appoint one or more of its officers), either as co-collateral agent or co-collateral agents jointly with the Collateral Agent of all or any part of the Collateral, or as separate collateral agent or separate collateral agents of all or any part of the Collateral (each, a “Supplemental Collateral Agent”), and to vest in such persons, in such capacity, such title to the Collateral or any part thereof and such rights powers, privileges or duties as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Collateral Agent and Required Lenders. In case any Supplemental Collateral Agent shall die, become incapable of acting, resign or be removed, the title to the Collateral and all rights powers, privileges and duties of such Supplemental Collateral Agent, so far as permitted by law, vest in and be exercised by the Collateral Agent, without the appointment of a successor to such Supplemental Collateral Agent. Should any instrument in writing from any Grantor be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Grantors shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. No Collateral Agent shall be responsible for the negligence (or gross negligence), misconduct or any liability of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7(j) in the absence of such Collateral Agent’s gross negligence or willful misconduct.

(k) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, including without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(l) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral (whether impaired by operation of law, by reason of any of any action or omission to act on its part hereunder or otherwise, except to the extent such action or omission by Collateral Agent constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent), for the accuracy of any of the Grantors’ representations or warranties, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall be under no duty or responsibility to any Lender to ascertain or to inquire into the performance or observance by any Grantor of any of the provisions of this Agreement.

(m) In any circumstance where the Collateral Agent exercises discretion (though it shall have no obligation to do so), approves documentation or distributes proceeds, the Collateral Agent may, at its option, seek to obtain instructions or directions from the Required Lenders with respect to such action. If the Collateral Agent so elects, then it may refrain from taking such action until such directions or instructions are received and shall have no liability to anyone for so refraining.

(n) NEITHER CHRISTIANA TRUST NOR THE COLLATERAL AGENT (I) WILL MAKE AN INSPECTION OF THE COLLATERAL OR ANY PART THEREOF, (II) MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR ANY PARTICULAR PURPOSE OF THE COLLATERAL OR ANY PART THEREOF, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT TO THE COLLATERAL OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR AS TO TITLE OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE COLLATERAL OR ANY PART THEREOF, OR (III) MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH THE COLLATERAL AGENT IS A PARTY, OR ANY OTHER DOCUMENT OR INSTRUMENT, OR AS TO THE CORRECTNESS OF ANY STATEMENT CONTAINED IN ANY THEREOF.

(o) Except as otherwise expressly provided herein, monies received by the Collateral Agent hereunder need not be segregated in any manner, except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and neither Christiana Trust nor the Collateral Agent shall be liable for any interest thereon, except as may be expressly agreed to by Christiana Trust or the Collateral Agent in writing.

(p) Action upon Instructions. (i) The Required Lenders may by joint written instruction direct the Collateral Agent in the administration of the Collateral and any matter affecting the Collateral.

(ii) Notwithstanding the foregoing, the Collateral Agent shall not be required to take any action hereunder or under any other related document at the request of the Required Lenders or otherwise if the Collateral Agent shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Collateral Agent or is contrary to the terms hereof or of any other document relating to the Notes or is otherwise contrary to law; provided, however, that the Collateral Agent shall have no obligation to make any such determination.

(iii) Whenever the Collateral Agent is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other related document, or in the event that the Collateral Agent is unsure as to the application of any provision of this Agreement or any other related document, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other related document permits any determination or discretion by the Collateral Agent or is silent or is incomplete as to the course of action that the Collateral Agent is required to take with respect to a particular set of facts, the Collateral Agent shall promptly give notice (in such form as shall be appropriate under the circumstances) to each Lender requesting instruction as to the course of action to be adopted, and to the extent the Collateral Agent acts in good faith in accordance with any written instructions received from the Required Lenders, the Collateral Agent shall not be liable on account of such action to any Person. If the Collateral Agent shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Lenders; and the Collateral Agent shall have no liability to any Person for such action or inaction.

(q) Notwithstanding anything contained herein or elsewhere to the contrary, neither Christiana Trust nor the Collateral Agent shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a Supplemental Collateral Agent, (i) require Christiana Trust in its individual capacity to obtain the consent, approval, authorization or order of or the giving of notice to, or the registration with, or taking of any action in respect of, any state or other governmental authority or agency other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction other than the State of Delaware becoming payable by Christiana Trust in its individual capacity, or (iii) subject Christiana Trust in its individual capacity to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Collateral Agent contemplated hereby.

(r) The Collateral Agent shall be under no obligation to exercise any right or power vested in it or duty imposed upon it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, either at the request, order or direction of the Required Lenders or otherwise, unless the Required Lenders shall have offered the Collateral Agent security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Collateral Agent therein or thereby. The right of the Collateral Agent to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Collateral Agent shall not be answerable to any Lender or other Person for other than its gross negligence, bad faith or willful misconduct in the performance of any such act as determined by a court of competent jurisdiction in a final and non-appealable decision.

(s) In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(t) Christiana Trust, in its individual capacity, and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Grantor and any of their respective subsidiaries as though Christiana Trust were not the Collateral Agent hereunder.

(u) The Collateral Agent shall be entitled to assume that no Event of Default exists unless the officers of the Collateral Agent immediately responsible for matters concerning this Agreement shall have been notified in writing by any Grantor or the Required Lenders that it considers that an Event of Default exists and specifying the general nature thereof.

(v) The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; act of terrorism, epidemics; riots; interruptions, loss or malfunctions of utilities, computer hardware, software or communications service; accidents; labor disputes; or acts of civil or military authority or governmental actions; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(w) Any corporation or other entity into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or other entity to which substantially all the corporate trust business of the Collateral Agent may be transferred, shall be the collateral agent under this Agreement without further act.

(x) Each Lender, upon its execution of a counterpart to this Agreement, agrees to be bound by the terms and provisions herein and shall promptly provide the Collateral Agent with a copy of such executed counterpart.

8. Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without reference to principles of conflicts of law.

9. Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, Grantors and Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This agreement represents the entire understanding of the parties with respect to the subject matter described herein and supersedes any and all prior agreements and understandings with respect to such matters. Notwithstanding the foregoing, from time to time as necessary to update Lender information and other relevant information, the Debtor shall have the authority to amend Schedule A. The Debtor shall provide the Collateral Agent with any such amendments on a timely basis and the Collateral Agent shall conclusively rely on the most recent version of Schedule A provided to it by the Debtor.

10. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. For the avoidance of doubt, the Collateral Agent may assign its rights or delegate its duties or obligations as Collateral Agent hereunder to any other Lender.

11. Severability. The provisions of this Agreement are severable. If any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one document.

13. Authorization. Without obligating Collateral Agent to make any of such filings, each Grantor hereby authorizes the Collateral Agent to file financing and/or continuation statements, intellectual property security agreements and amendments to any of the foregoing, in any jurisdictions and with any filing offices, in each case, in the United States as the Required Lenders may determine, in their sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Required Lenders may determine, in their sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

14. Grantors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Grantor shall remain liable to perform all of its obligations, if any, assumed by it with respect to the Collateral and neither the Collateral Agent nor any Lender shall have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement or otherwise, except as set forth herein, nor shall the Collateral Agent nor any Lender be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or with respect to any Collateral.

15. Release; Termination.

(a) Upon the payment in full in cash of the Secured Obligations, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination provided that (i) the Collateral Agent has received written instructions from the Required Lenders notifying the Collateral Agent that all Secured Obligations have been paid in full in cash and directing Collateral Agent to so execute and deliver such documents (which instructions the Collateral Agent shall be entitled to rely on conclusively) and (ii) such documents are in form and substance reasonably satisfactory to Collateral Agent.

(b) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor (other than sales of inventory in the ordinary course of business, which Liens will be deemed to be released automatically in connection with such sale with no further action required by the Collateral Agent), the Collateral Agent will, upon receipt of written instructions from the Required Lenders and at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby provided that such documents are in form and substance reasonably satisfactory to Collateral Agent.

16. Additional Definitions.

(b) Each of the following terms has at any time the meaning given it at such time for purposes of the Code: account, as-extracted collateral, chattel paper, commercial tort claim, commodity account, deposit account, document, equipment, financing statement, fixtures, general intangible, goods, instrument, inventory, investment property, issuer, letter-of-credit right, proceeds, products, record, securities account, security, software, supporting obligation, uncertificated security.

(c) As used in this Agreement, the following terms shall have the meanings specified in this Section 16 unless the context otherwise requires.

(i) “Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

(ii) “Equity Interests” in any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity in such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

(iii) “Existing Liens” shall have the meaning set forth on Schedule 2 attached hereto.

(iv) “Foreign Subsidiary” means any subsidiary that is incorporated or organized under the laws of the jurisdiction other than the United States of America, any State thereof or the District of Columbia.

(v) “Lien” means with respect to any asset, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

(vi) “Loan Document” means each any of this Agreement, the Note, or the Subscription Agreement pursuant to which the Lender acquired the Note,

(vii) “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed and delivered this Amended and Restated Security Agreement as of the date first above written.

“GRANTORS”

PLASTIC2OIL, INC.

By:	/s/ Rahoul Banerjea
Name:	Rahoul Banerjea
Title:	Chief Financial Officer

PLASTIC2OIL OF NY #1, LLC

By:	/s/ Rahoul Banerjea
Name:	Rahoul Banerjea
Title:	Chief Financial Officer

JBI RE#1, INC.

By:	/s/ Rahoul Banerjea
Name:	Rahoul Banerjea
Title:	Chief Financial Officer

“COLLATERAL AGENT”

CHRISTIANA TRUST, a division of WSFS Bank

By:	/s/ S. Amanda Wilson
Name:	S. Amanda Wilson
Title:	Trust Officer

The undersigned hereby consent (pursuant to Section 9 of the Original Agreement) to this Amended and Restated Security Agreement as of the date first above written:

REQUIRED LENDERS

/s/ Rick Heddle
Rick Heddle

Heddle Marine, Inc.

By:	/s/ Rick Heddle
Rick Heddle, President

PLASTIC2OIL, INC.

SECURITY AGREEMENT

LENDER SIGNATURE PAGE

Acknowledged and agreed to as of the date first above written:

“LENDER”

/s/ Lawrence Leahy
[Signature]

Lawrence Leahy
[Print Name/Title]

SCHEDULE A

LENDER	PROMISSORY NOTE PRINCIPAL AMOUNT
Richard Heddle	$1,000,000 (August 2013)
Richard Heddle	$2,000,000 (September 2013)
Heddle Marine Services Inc.	$1,000,000 (November 2014)

SCHEDULE 1

PLEDGED STOCK

JBI, Inc. is the registered owner of 100% of the outstanding equity interests of the following companies:

1.	Plastic2Oil (Canada), Inc., an Ontario, Canada Corporation
2.	Plastic2Oil RE ONE, Inc., and Ontario, Canada, Corporation
3.	Plastic2Oil of NY #1, LLC, a New York limited liability company
4.	Plastic2Oil Land, Inc., a Nevada Corporation
5.	Plastic2Oil Marine, Inc., a Nevada Corporation
6.	PAK-IT, LLC, a Florida Corporation
7.	Javaco, Inc., an Ohio Corporation
8.	JBI RE #1, Inc., a New York Corporation

INTELLECTUAL PROPERTY

1.	Patent-pending P2O conversion process/processor

a.	U.S. Patent Application No., 61/512,733, titled “SYSTEM AND PROCESS FOR CONVERTING PLASTICS TO PETROLEUM PRODUCTS,” filed with the United States Patent and Trademark Office filed on July 28, 2011.

b.	International Publication No. WO 2013/015819, titled “SYSTEM AND PROCESS FOR CONVERTING PLASTICS TO PETROLEUM PRODUCTS”.

2.	Patent relating to our Data Business for the recovery of tape information.

a.	U.S. Patent Application No., 13/884,075, titled “SYSTEM AND METHOD FOR READING A MAGNETIC TAPE” filed with the United States Patent and Trademark Office filed on May 8, 2013.

b.	International Publication No. WO 2012/064691, titled “SYSTEM AND METHOD FOR READING A MAGNETIC TAPE”.

3.	Registered trademark for Plastic2Oil™

a.	U.S. Reg. No. 3,960,050

4.	Registered trademark for P2O™

a.	U.S. Reg. No. 4,102,871

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 2

EXISTING LIENS

1.	Mechanic’s lien against JBI, Inc. and Plastic2Oil of NY #1, LLC in favor of National Mechanic’s Contracting Corp. in the amount of approximately $10,000.